Exhibit 4.13

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of [—], 2014 by and among (i) LDK Solar CO., Ltd. (the “Company”), acting by its joint provisional liquidators, Eleanor Fisher and Tammy Fu (as its agents and without personal liability), (ii) Eleanor Fisher and Tammy Fu, of Zolfo Cooper (Cayman) Ltd., in their capacities as joint provisional liquidators of the Company (the “Provisional Liquidators”), (iii) The Bank of New York Mellon, as trustee (the “2016 Indenture Trustee”) and party to an indenture relating to the Company’s 5.535% Convertible Senior Notes due 2016 (the “2016 Indenture”) made and entered into as of [—], 2014 by and among the Company as issuer, Mr. Peng Xiaofeng as guarantor, LDK Silicon & Chemical Technology Co., Ltd. (“LDK Silicon”) as subsidiary guarantor, the 2016 Indenture Trustee, The Bank of New York Mellon as paying and transfer agent and collateral agent, and The Bank of New York Mellon as registrar, (iv) The Bank of New York Mellon, as trustee (the “2018 Indenture Trustee” and, together with the 2016 Indenture Trustee, the “Trustees”) and party to an indenture relating to the Company’s 5.535% Convertible Senior Notes due 2018 (the “2018 Indenture” and, together with the 2016 Indenture, the “Indentures”) made and entered into as of [—], 2014 by and among the Company as issuer, the 2018 Indenture Trustee, The Bank of New York Mellon as paying and transfer agent, and The Bank of New York Mellon as registrar, and (v) [the Provisional Liquidators] on behalf of Scheme Creditors with respect to Ordinary Shares (including Ordinary Shares represented by ADSs) received by such Scheme Creditors in exchange for their claims under the Schemes.

The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

WHEREAS

A. Schemes of arrangement under section 86 of the Cayman Islands Companies Law (2013 Revision) (collectively, the “Cayman Scheme”) and schemes of arrangement under sections 673 and 674 of the Companies Ordinance (Cap 622) of Hong Kong (collectively, the “Hong Kong Scheme” and, together with the Cayman Scheme, the “Schemes”) in respect of the Company and certain other Scheme Debtors (defined below) were sanctioned respectively by the Grand Court of the Cayman Islands (the “Cayman Court”) on [—], 2014 and by the High Court of Hong Kong (the “Hong Kong Court”) on [—], 2014, each with respect to (i) claims thereunder by creditors relating to the Renminbi-denominated US$-settled 10% Senior Notes due 2014 against the Company and certain other relevant debtors thereof (the “Senior Scheme Creditors”), (ii) claims thereunder by creditors relating to series A redeemable convertible preferred shares of LDK Silicon issued in June 2011 with claims against the Company and certain other relevant debtors thereof (the “Preferred Scheme Creditors”), and (iii) claims thereunder by creditors other than described in clauses (i) and (ii) above against the Company and certain other relevant debtors thereof (the “Ordinary Scheme Creditors” and, together with the Senior Scheme Creditors and the Preferred Scheme Creditors, the “Scheme Creditors”). The Company and such other debtors under the Schemes are referred to together as the “Scheme Debtors” herein.

B. The Schemes have become effective and binding on all Scheme Creditors, as (i) the order of the Cayman Court sanctioning the Cayman Scheme has been registered by the Registrar of Companies in the Cayman Islands, and (ii) the order of the Hong Kong Court sanctioning the Hong Kong Scheme has been registered by the Hong Kong Registrar of Companies.

C. The Schemes require, inter alia, the issuances by the Company of Ordinary Shares (including ADSs representing Ordinary Shares) and Notes in exchange for the claims of the Scheme Creditors, with such Ordinary Shares and ADSs issuable by the Company, including upon an exchange or conversion of or interest payment in respect of the Notes, being subject to registration under the Securities Act pursuant to this Agreement absent any available exemption therefrom under the Securities Act.

D. Munich Reinsurance Company and its affiliates (together the “Munich Re Companies”) reached a settlement agreement in [—], 2014 with the Company and the Provisional liquidators with respect to a judgment debt owed by the Company and its affiliates to the Munich Re Companies relating to certain insurance policies for their photovoltaic modules, by which the Company agreed, inter alia, to issue certain Ordinary Shares in settlement and satisfaction of such judgment debt.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, intending to be legally bound, agrees as follows:

1. Definitions. Capitalized terms used herein without any other definition shall have the respective meanings set forth in the Indentures. As used in this Agreement, the following terms shall have the following meanings:

“2016 Notes” means the 5.535% Convertible Senior Notes due 2016 issued by the Company to Preferred Scheme Creditors pursuant to the 2016 Indenture.

“2018 Notes” means the 5.535% Convertible Senior Notes due 2018 issued by the Company to Senior Scheme Creditors, Ordinary Scheme Creditors and the Munich Re Companies (if any) pursuant to the 2018 Indenture.

“ADSs” means American depositary shares of the Company, each representing [one/five] Ordinary Shares at present, but subject to any modification of such ratio that may be agreed between the Company and the ADS Depositary Bank.

“ADS Depositary Bank” means JPMorgan Chase Bank, N.A. as depositary under a deposit agreement, as amended and supplemented, relating to the ADSs among the Company, the ADS Depositary Bank and all holders from time to time of American depositary receipts issued thereunder evidencing ADSs, or any successor bank that acts as depositary for the ADSs.

“Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

“Automatic Shelf Registration Statement” has the meaning ascribed to it in Rule 405.

“Business Day” means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close.

“Designated Counsel” means one counsel, if any, for the Holders in connection with the Shelf Registration Statement, which Designated Counsel shall be designated in writing to the Company by Holders of a majority of the Registrable Securities.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.

“Effectiveness Period” means a period that commences when the Company first becomes eligible to use a Shelf Registration Statement subsequent to the Issue Date and terminates when there are no Registrable Securities outstanding.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Form F-3” means Form F-3 under the Securities Act or any successor thereto.

“Form F-4” means Form F-4 under the Securities Act or any successor thereto.

“Form F-6” means Form F-6 under the Securities Act or any successor thereto.

“Form S-8” means Form S-8 under the Securities Act or any successor thereto.

“Holder” means a holder of Registrable Securities and each of its successors and assigns and direct and indirect transferees who beneficially own Registrable Securities (as defined in Rule 13d-3 promulgated under the Exchange Act).

“Issue Date” means [—], 2014.

“Notes” means the 2016 Notes and the 2018 Notes.

“Notice and Questionnaire” means a written notice and questionnaire delivered to the Company and containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement relating to the Registrable Securities.

“Notice Holder” means, on a given date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, provided not all of such Holder’s Registrable Securities that have been registered for resales pursuant to a Notice and Questionnaire have been sold pursuant to a Shelf Registration Statement.

“Ordinary Shares” means the ordinary shares, US$0.10 par value per share, of the Company, or such other shares or equity interests in the Company’s share capital into which such ordinary shares are reclassified or changed.

“Prospectus” means each prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 under the Securities Act), and each amendment or Prospectus supplement relating thereto, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in the foregoing.

“Registrable Securities” means (a) the Notes, (b) Ordinary Shares (including Ordinary Shares represented by ADSs) received by a Scheme Creditor pursuant to the Schemes, including through exchange for its claims under the Schemes and conversion of or interest payment in respect of any Notes, (c) Ordinary Shares (including Ordinary Shares represented by ADSs) received by any Munich Re Company in settlement of the relevant judgment debt, and (d) any security issued with respect thereto upon any share dividend, split or similar event, until, in the case of any such security, the earliest of:

(i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto (including the disposal thereof in the form of ADSs registered pursuant to an effective registration statement on Form F-6);

(ii) the first anniversary of the “Maturity Date” (including any extension thereof) under each Indenture with respect to the relevant Notes and converted Ordinary Shares or ADSs thereof; or

(iii) the date on which such security has been publicly sold pursuant to Rule 144 or any successor provision thereto (including the sale thereof in the form of ADSs registered pursuant to an effective registration statement on Form F-6).

“Registration Statement” means any registration statement of the Company filed pursuant to the Securities Act, including any information deemed to be part of and included in such registration statement pursuant to the rules of the SEC and all amendments and supplements to such registration statement and including all post-effective amendments to, all exhibits of, and all materials incorporated by reference or deemed to be incorporated by reference in, such registration statement, amendment or supplement.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 424” means Rule 424 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430B” means Rule 430B promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 456” means Rule 456 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 457” means Rule 457 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration Statement” means a registration statement of the Company on Form F-3 under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 to cover any of the Registrable Securities pursuant to this Agreement, including any information deemed to be part of and included in such registration statement pursuant to the rules of the SEC and all amendments and supplements to such registration statement and including all post-effective amendments to, all exhibits of, and all materials incorporated by reference or deemed to be incorporated by reference in, such registration statement, amendment or supplement.

2. Shelf Registration.

(a) No later than the date (the “Filing Deadline Date”) that is the later of 15 days after the Issue Date and 15 days after the Company becomes eligible to use a Shelf Registration Statement, the Company shall prepare and file, or cause to be prepared and filed, with the SEC, a Shelf Registration Statement registering the resales from time to time by Holders thereof of all of the Registrable Securities; provided, however, that, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then such registration shall be limited to the resales from time to time by Notice Holders of their Registrable Securities. The Shelf Registration Statement shall provide for the registration of such Registrable Securities for resales by such Holders in accordance with the reasonable methods of distribution indicated in their Notice and Questionnaires; provided, however, that in no event shall such methods of distribution take the form of an underwritten offering of Registrable Securities without the Company’s prior written consent. The Company shall use its reasonable best efforts to (i) cause the Shelf Registration Statement to become effective under the Securities Act as soon as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is the earlier of (A) the date that is 30 days from the Filing Deadline Date, provided that if the SEC reviews and has written comments to the filed Registration Statement, then the Effectiveness Deadline Date shall be 60 days from the Filing Deadline Date, or (B) five Business Days following the date the SEC or the staff of the SEC (the “Staff”) notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement; and (ii) keep the Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period (except to the extent permitted under Section 3(j) hereof). At the time the Shelf Registration Statement becomes effective under the Securities Act, each Holder that became a Notice Holder on or before the fifth Business Day before the date of such effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with the Securities Act, assuming the accuracy of the information in such Notice Holder’s Notice and Questionnaire.

(b) Subject to Section 2(c)(i), the Company shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to such Shelf Registration Statement, if required by the Securities Act or, to the extent the Company does not reasonably object, as reasonably requested by the Trustees or by the Trustees on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

(c) Each Holder of Registrable Securities agrees that, if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Shelf Registration Statement. If a Holder becomes a Notice Holder after the fifth Business Day before the date the Shelf Registration Statement becomes effective under the Securities Act, the Company shall, within 10 Business Days after the date such Holder became a Notice Holder (or, if a Suspension Period either is in effect when such Holder became a Notice Holder or is put into effect within five Business Days after the date such Holder became a Notice Holder, then within five Business Days after the expiration of such Suspension Period),

(i) file with the SEC a supplement to the related Prospectus (or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement), and all other document(s), in each case as required so that such Notice Holder is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver a Prospectus to purchasers of the Registrable Securities in accordance with the Securities Act; provided, however, that, if a post-effective amendment is required by the rules and regulations of the SEC in order to permit resales by such Notice Holder, the Company shall not be required to file more than one post-effective amendment for such purpose within any 45-day period; provided further, that in no event shall the Company be obligated to file more than one such supplement in any 20-day period;

(ii) if, pursuant to Section 2(c)(i), the Company shall have filed a post-effective amendment to the Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is 30 days after the date such post-effective amendment is required by this Section 2(c) to be filed with the SEC;

(iii) the Company shall provide such Notice Holder, upon request, with a reasonable number of copies of any documents filed pursuant to Section 2(c)(i) above;

(iv) the Company shall notify such Notice Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Prospectus supplement filed pursuant to Section 2(c)(i) above;

(v) if such Holder became a Notice Holder during a Suspension Period, or a Suspension Period is put into effect within five Business Days after the date such Holder became a Notice Holder, the Company shall so inform such Notice Holder and shall, subject to the limitations of this Section 2(c), take the actions set forth in Sections 2(c)(i), (ii) and (iii) above within 30 days after expiration of such Suspension Period in accordance with Section 3(j); and

(vi) if, under the Securities Act, the Company has more than one option as to the type or manner of making any such filing, the Company shall make the required filing or filings in the manner or of a type that the Company reasonably expects to result in the earliest availability of a Prospectus for effecting resales of Registrable Securities.

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder (regardless of when such Holder became a Notice Holder) shall be named as a selling securityholder in a Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c) or Section 2(a), as applicable.

(d) The Company agrees that it will not, unless it obtains the prior written consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the consent of the managing underwriter in connection with any underwritten offering of Registrable Securities, and each Holder agrees that it will not, unless it obtains the prior written consent of the Company and any such managing underwriter, make an offer relating to any Registrable Securities that would constitute, as the case may be, an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Shelf Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statements and the Prospectuses, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Prepare and file with the SEC a Shelf Registration Statement in the manner provided in this Agreement and use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act and remain effective under the Securities Act as provided herein; provided, that, before filing a Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Trustees and Designated Counsel, if any, copies of all such documents proposed to be filed and give reasonable consideration to any comments as the Trustees or such Designated Counsel, if any, shall propose within five Business Days of the delivery of such copies to the Trustees and such Designated Counsel, if any. The Shelf Registration Statement that is filed by the Company shall constitute an Automatic Shelf Registration Statement if the Company is then eligible to file an “automatic shelf registration statement” on Form F-3 for the purposes contemplated by this Agreement. If, at the time any Shelf Registration Statement is filed with the SEC, the Company is eligible, pursuant to Rule 430B(b), to omit, from the prospectus that is filed as part of such Shelf Registration Statement, the identities of selling securityholders and amounts of securities to be registered on their behalf, then the Company shall prepare and file such Shelf Registration Statement in a manner as to permit such omission and to allow for the subsequent filing of such information in a prospectus pursuant to Rule 424(b) in the manner contemplated by Rule 430B(d).

(b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period (except to the extent permitted under Section 3(j) hereof); cause the related Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, to be filed with the SEC pursuant to Rule 424; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period (except to the extent permitted under Section 3(j) hereof) in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

(c) If, at any time during the Effectiveness Period, the Shelf Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which such Shelf Registration Statement was filed with the SEC (or if such Shelf Registration Statement constituted an Automatic Shelf Registration Statement at the time it was filed with the SEC and shall thereafter cease to constitute an Automatic Shelf Registration Statement, or if the Company shall have received, from the SEC, a notice, pursuant to Rule 401(g)(2) under the Securities Act, of its objection to the use of the form on which such Shelf Registration Statement was filed with the SEC), (i) promptly give notice to the Notice Holders, the Designated Counsel, if any, and to the Trustees and (ii) promptly file with the SEC a new Shelf Registration Statement under the Securities Act, or a post-effective amendment to the existing Shelf Registration Statement, to effect compliance with the Securities Act, each to the extent that the Company is then eligible to use a Shelf Registration Statement. The Company shall use its reasonable best efforts to cause such new Shelf Registration Statement or post-effective amendment to become effective under the Securities Act as soon as practicable and shall promptly give notice of such effectiveness to the Notice Holders, the Designated Counsel, if any, and to the Trustees.

(d) During the Effectiveness Period, as promptly as practicable, give notice to the Notice Holders, the Trustees, and the Designated Counsel, if any:

(i) when any Prospectus, Prospectus supplement, Shelf Registration Statement or post-effective amendment to the Shelf Registration Statement has been filed with the SEC and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act;

(ii) of any request, following the effectiveness of a Shelf Registration Statement under the Securities Act, by the SEC or any other governmental authority for amendments or supplements to such Shelf Registration Statement or the related Prospectus or for additional information;

(iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the receipt by the Company or its legal counsel of all correspondence with the SEC (and provide copies of such correspondence) in connection with the Shelf Registration Statement filed hereunder to the extent that such Shelf Registration Statement has not been declared effective on or prior to the Effectiveness Deadline Date;

(vi) after the effective date of the Shelf Registration Statement filed with the SEC pursuant to this Agreement, of the occurrence of (but not the nature of or details concerning) a Material Event; and

(vii) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(j) hereof), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(j) shall apply.

(e) Subject to the terms hereof, use its reasonable best efforts to (i) prevent the issuance of, and, if issued, to obtain the withdrawal of, any order suspending the effectiveness of the Shelf Registration Statement and (ii) obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder, the Trustees and the Designated Counsel, if any, of the withdrawal or lining of any such order or suspension.

(f) Give reasonable consideration to any written request by the Trustees or any Notice Holder, to incorporate in a Prospectus supplement or a post-effective amendment to the Shelf Registration Statement such information as the Trustees, such Notice Holder or the Designated Counsel, if any, shall have determined to be required to be included therein by applicable U.S. law and, if the Company determines pursuant hereto to give effect to such request, to make any required filings of such Prospectus supplement or such post-effective amendment as promptly as practicable.

(g) As promptly as practicable, furnish, upon request in writing to the Company, to each Notice Holder, the Designated Counsel, if any, and the Trustees, without charge, at least one conformed copy (including an electronic version) of each Shelf Registration Statement and each amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, and a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such registration, unless such Shelf Registration Statement, amendments, financial statements, documents, correspondence and exhibits are on file with the SEC and are available on EDGAR.

(h) During the Effectiveness Period, deliver to each Notice Holder, the Designated Counsel, if any, and the Trustees, in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder or the Trustees may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus and each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(i) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or, if required, Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits, other than those arising out of and limited solely to the offering or sale of Registrable Securities, in any jurisdiction where it is not now so subject.

(j) Upon (A) the occurrence or existence of any pending or prospective corporate development (a “Material Event”) that, in the good faith judgment of the Company after consultation with counsel, makes it necessary to suspend the availability of the Shelf Registration Statement and the related Prospectus; (B) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; or (C) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement shall contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(i) in the case of clause (A) or (C) above, as promptly as practicable, prepare and file, if necessary pursuant to the Securities Act, a post-effective amendment to such Shelf Registration Statement or a supplement to such Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (it being understood that the Company may rely on information with respect to a Notice Holder provided by such Notice Holder to the Company for use in such Prospectus, including, without limitation, the Holder Information) and, in the case of a post-effective amendment to a Shelf Registration Statement, use its reasonable best efforts to cause it to become effective under the Securities Act as promptly as practicable, and

(ii) give notice to the Notice Holders, the Trustees and the Designated Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a “Suspension Notice”) (and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above or until such Notice Holder is advised in writing by the Company that the Prospectus may be used);

provided, however, that the Company shall use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as soon as, in the good faith judgment of the Company after consultation with counsel, such suspension is no longer necessary, (y) in the case of clause (B) above, as promptly as is practicable in accordance with the Company’s obligations under Section 3(e) above, and (z) in the case of clause (C) above, as soon as, in the good faith judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended is referred to herein as the “Suspension Period”. No single Suspension Period under this Section 3(j) shall exceed 45 days in any 180 day period and in no event shall the duration of all Suspension Periods under this Section 3(j) exceed, in the aggregate, 60 days in any twelve month period, provided, however, that any Suspension Period due to clause (B) above shall not count towards such limits if the Company abides by its obligations under Section 3(e) above.

(k) Make available for inspection during normal business hours by representatives for the Notice Holders (and any underwriters participating in any disposition pursuant to the Shelf Registration Statement to the extent permitted hereunder) and any broker-dealers, attorneys and accountants retained by such Notice Holders (or any such underwriters, if applicable), all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such underwriters, broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Company that such person will not engage in any transaction involving Company securities in violation of any applicable law (including without limitation U.S. federal securities laws prohibiting trading on the basis of material non-public information) and that any information that is confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to U.S. federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement) or necessary to defend or prosecute a claim brought against or by any such persons (e.g., to establish a “due diligence” defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company; provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Designated Counsel, if any.

(l) Comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to the Shelf Registration Statement; and make generally available to its securityholders earnings statements covering a period of 12 months satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

(m) Cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc.

(n) Upon the filing of the Shelf Registration Statement, and upon the effectiveness under the Securities Act of the Shelf Registration Statement, if the effective date is different from the filing date, announce the same, in each case by release through a reputable national newswire service in the United States.

(o) Not later than the Effectiveness Deadline Date of the Shelf Registration Statement, provide CUSIP numbers (if not then available) for the Registrable Securities registered for resale under such Shelf Registration Statement, and provide the transfer agent for the Registrable Securities one or more certificates for such Registrable Securities, in a form eligible for deposit with the Depository Trust Company.

(p) Use its reasonable best efforts to cause the Registrable Securities to be listed and/or quoted on The New York Stock Exchange or such other stock exchange or system, if the ADSs are then listed and/or quoted thereon.

(q) Cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of Ordinary Share certificates representing such Registrable Securities to the Company’s agent which maintains the register of members of Ordinary Shares or the ADS Depositary Bank in connection with the creation of ADSs to be sold pursuant to a Shelf Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such Holders may request.

(r) Cooperate with Holders and the ADS Depositary Bank to facilitate the timely delivery of ADSs (in book entry or certificated form) to be delivered to a transferee pursuant to a Shelf Registration Statement, which ADSs shall be free of all restrictive legends. In connection therewith, if required by the Company’s agent which maintains the register of members of Ordinary Shares or the ADS Depositary Bank, the Company shall promptly after the effectiveness of the Shelf Registration Statement, or any post-effective amendment thereto, cause an opinion of legal counsel as to the effectiveness of the Shelf Registration Statement to be delivered to such agent or the ADS Depositary Bank, together with any other authorizations, certificates and directions requested by such agent or the ADS Depositary Bank, which authorize and direct such agent or the ADS Depositary Bank to issue such Registrable Securities without legend upon sale by the Holders under the Shelf Registration Statement.

(s) Notwithstanding anything to the contrary in this Agreement (other than Section 3(u) below), in the event the Staff or the SEC seeks to characterize any offering pursuant to a Shelf Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company such that Rule 415 is not available to the Company to register the resale of such Registrable Securities and, as a result, the Staff or the SEC does not permit such Shelf Registration Statement to become effective and used for resales in a manner that permits the continuous resale at the market by the Notice Holders participating therein (or as otherwise may be acceptable to each Notice Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Shelf Registration Statement (in accordance with the following sentence) until such time as the Staff and the SEC shall so permit such Shelf Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of Registrable Securities to be included by all other Notice Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such Notice Holder) unless the inclusion of Registrable Securities by a particular Notice Holder or a particular set of Notice Holders results in the Staff or the SEC’s taking the position that the inclusion of such Registrable Securities by such Notice Holders would constitute a registration “by or on behalf of the Company,” in which event, the Registrable Securities beneficially owned by such Notice Holder or set of Notice Holders shall be the only Registrable Securities subject to reduction. In addition, in the event that the Staff or the SEC requires any Notice Holder seeking to sell securities under a Shelf Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” (an “Underwriter Identification”) in order to permit such Shelf Registration Statement to become effective, and such Notice Holder (subject to Section 3(u) below) does not consent to being so named as an underwriter in such Shelf Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Notice Holder only to the extent necessary as would cause the Staff or the SEC not to require such Underwriter Identification or until such Notice Holder accepts such Underwriter Identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this Section 3(t), if requested by a Notice Holder holding Registrable Securities that were so excluded from such registration, the Company shall use its reasonable best efforts to cause such Registrable Securities to be registered to the greatest extent and at the earliest opportunity practicable and in any event not later than 10 Business Days after the earliest practicable date permitted under applicable guidance of the SEC and the Staff.

(t) Notwithstanding anything to the contrary in this Agreement, a Notice Holder shall have the right to require the Company to exclude all or any portion of such Notice Holder’s Registrable Securities from any Shelf Registration Statement, by written notice to the Company upon such Notice Holder’s reasonable belief that (i) inclusion of such Registrable Securities in the Shelf Registration Statement could subject such Notice Holder to underwriter liability, or (ii) the SEC or the Staff will impose material restrictions and terms on the disposition of such Registrable Securities. In such event, the Company shall be required to use its reasonable best efforts to cause such excluded Registrable Securities to be registered at the earliest opportunity practicable in accordance with Section 3(t).

(u) If any such Shelf Registration Statement and related prospectus refer to any Notice Holder by name or otherwise as the holder of any securities of the Company and if in such holder’s sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, or that such reference could reasonably be expected to result in an Underwriting Identification requirement, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required to be included in the Shelf Registration Statement at the direction of the Staff, by the Securities Act or any similar federal statute then in force, require the deletion of the reference to such Holder.

(v) Except as otherwise provided herein, take all actions as are necessary, or reasonably requested by the Holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of the Registrable Securities.

4. Holder’s Obligations. Each Holder hereby agrees with the Company that it shall not be entitled to sell any of its Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has performed the following:

(a) Its Registrable Securities are or will be, immediately prior to the completion of their sale pursuant to the Shelf Registration Statement and the Prospectus relating thereto, in the form of ADSs;

(b) It has paid or will pay, prior to the completion of the sale of Registrable Securities pursuant to the Shelf Registration Statement and the Prospectus relating thereto, the fees, if any, payable to the ADS Depositary Bank in connection with issuance by the ADS Depositary Bank of ADSs as Registrable Securities; and

(c) It has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that, as of the time of such sale, the information of such Holder furnished in writing by or on behalf of such Holder to the Company expressly for use in the Registration Statement and Prospectus used for such sale (the “Holder Information”) does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such Holder Information, in the light of the circumstances under which they were made, not misleading. Each Holder agrees to keep confidential the receipt of any Suspension Notice and the contents thereof, except as required pursuant to applicable law.

5. Event Payments. Should an Event (as defined below) occur then, upon each monthly anniversary of the occurrence of such Event (an “Event Payment Date”) until the applicable Event is cured, as relief for the damages suffered therefrom by the Notice Holders (the parties hereto agreeing that the liquidated damages provided for in this Section 5 constitute a reasonable estimate of the damages that may be incurred by the Notice Holders by reason of such Event and that such liquidated damages represent the exclusive monetary remedy for the Notice Holders for damages suffered due to such Event; provided, however, that this shall in no manner limit the Notice Holders’ entitlement to specific performance as provided for in Section 11(c) of this Agreement), the Company shall pay to each Notice Holder an amount in cash, as liquidated damages and not as a penalty, equal to one-tenth of a percent (0.1%) of the sum of (i) the aggregate principal amount of the Notes that are Registrable Securities held by such Notice Holder as of the date of such Event, and (ii) the number of Registrable Securities in the form of Ordinary Shares or ADSs held by such Notice Holder as of the date of such Event multiplied by the market price for such securities as of the date of such Event (if no market price is readily determinable, the Company shall arrange at its own expense for a valuation of such Registrable Securities by an independent third-party valuation firm), for each day that such Event continues, excluding the day on which such Event has been cured. The payments to which a Notice Holder shall be entitled pursuant to this Section 5 are referred to herein as “Event Payments.” In the event the Company fails to make Event Payments to a Notice Holder within five (5) Business Days after an Event Payment Date, such Event Payments owed to such Notice Holder shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages in an aggregate amount that exceeds five percent (5%) of the sum of (i) the aggregate principal amount for such Registrable Securities held in the form of Notes, and (ii) the aggregate market price for such Registrable Securities held in the form of Ordinary Shares or ADSs.

For such purposes, each of the following shall constitute an “Event”:

(a) a Shelf Registration Statement is not filed on or prior to the Filing Deadline Date or is not declared effective on or prior to the Effectiveness Deadline Date, except in the event that the SEC or the Staff (whether by means of a comment letter provided by the SEC or the Staff relating to the Shelf Registration Statement or otherwise) makes a determination that the registration of the Registrable Securities under the Shelf Registration Statement may not be appropriately characterized as secondary offerings that are eligible to be made on a shelf basis under Rule 415 or that one or more of the Notice Holders should be subjected to Underwriter Identification; and

(b) on and after the effective date of a Shelf Registration Statement filed under this Agreement, a Notice Holder is not permitted to sell Registrable Securities under the Shelf Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Notice Holder) for more than 45 days in any 180 day period or for more than 60 days in any twelve months period.

6. Company Registrations. In connection with a Registration Statement relating to an offering for the Company’s own account or the account of others under the Securities Act:

(a) The Company shall not, from the date hereof until the date occurring 60 days after the date the Shelf Registration Statement is declared effective, prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities other than a Registration Statement on Form S-8 or Form F-4.

(b) If the Company proposes to file a Registration Statement with respect to an underwritten offering of any of its securities for its own account (other than a Registration Statement on Form S–4 or S–8) (a “Company Offering”) the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Company Offering. In the case of a Company Offering that is an offering under a Shelf Registration Statement, such notice shall be given not less than twenty (20) Business Days prior to the expected date of commencement of marketing efforts for such Company Offering. In the case of a Company Offering that is an offering under a Registration Statement that is not a Shelf Registration Statement, such notice shall be given not less than twenty (20) Business Days prior to the expected date of filing of such Registration Statement. The Company shall, subject to the provisions of Section 6(c) below, include in such Company Offering, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after sending the Company’s notice (the “Piggyback Holders”). Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Company Offering upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Company Offering. A Piggyback Holder shall have the right, by written notice to the Company, to exclude all or any portion of such Piggyback Holder’s Registrable Securities from any Registration Statement effected pursuant to this Section 6 at any time prior to its effectiveness.

(c) If the underwriter for a Company Offering determines in writing to the Company that the registration of all or part of the Registrable Securities that Piggyback Holders have requested to be included in a Company Offering (other than a Registration Statement on Form F-4 or Form S-8) would materially adversely affect the price, timing or distribution of the securities offered or the price per security that will derive from such registration, then the Company shall be required to include in such Company Offering, to the extent of the amount that the underwriter for the Company Offering believes may be sold without causing such adverse effect, (i) all of the securities to be offered for the account of the Company, (ii) the Registrable Securities to be offered for the account of the Piggyback Holders pursuant to this Section 6, as a group, which Registrable Securities shall be allocated pro rata among such Piggyback Holders based on the number of Registrable Securities requested to be included in such offering by each such Piggyback Holder and (iii) other securities requested to be included in such offering; provided, however, that no such reduction shall reduce the shares of Registrable Securities beneficially owned by the Piggyback Holders included in the registration to below 25% of the total amount of securities included in such registration.

7. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Section 2, Section 3 and Section 6 of this Agreement whether or not the Registration Statement is filed or declared effective under the Securities Act. Such fees and expenses (the “Registration Expenses”) shall include, without limitation, (i) all registration and filing fees and expenses (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities laws and state securities or Blue Sky laws, if any (including, without limitation, reasonable fees and disbursements of the Designated Counsel, if any, in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions), (ii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance and compliance by the Company with respect to this Agreement, (iii) all fees and disbursements of counsel for the Company and its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration hereunder), (iv) all fees and disbursements of the Designated Counsel, if any, the selection of whom shall be reasonably agreed by the Company, (v) all fees and disbursements of each of the Trustees and its counsel, (vi) all fees and disbursements of the registrar and Company secretary for the Ordinary Shares, (vii) all fees and disbursements of counsel for the ADS Depositary Bank in connection with the registration of the ADSs with the SEC and (viii) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company, the expense of any annual audit or quarterly review, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange or quotation system on which similar securities of the Company are then listed and the fees and expenses of any person, including, without limitation, special experts, retained by the Company. If the Company shall, pursuant to Rule 456(b), defer payment of any registration fees due under the Securities Act with respect to any Shelf Registration Statement, the Company agrees that it shall pay the fees applicable to such Shelf Registration Statement within the time required by Rule 456(b)(1)(i) (without reliance on the proviso to Rule 456(b)(1)(i) therein) and in compliance with Rule 456(b) and Rule 457(r). Each Holder shall pay all brokerage fees and commissions incurred by it, all transfer taxes incurred by it, the fees and expenses of any advisors the Holder engages (other than the Designated Counsel) and all similar fees and costs incurred by such Holder relating to such Holder’s disposition of Registrable Securities.

8. Indemnification, Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each of the Trustees, each Holder, each person, if any, who controls, is controlled by or is under common control with any Trustee or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective Affiliates (each, an “Non-Company Indemnified Party”) from and against any loss, damage, expense, liability, claim or any actions or proceedings in respect thereof (including the reasonable cost of investigation) which such Non-Company Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim, action or proceeding (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus, (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which such statements were made, not misleading, or (iii) arises out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with the sale of securities by a Holder pursuant to any Registration Statement in which such Holder is participating, and the Company shall reimburse, as incurred, the Non-Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section 7(a) in any such case insofar as any such loss, damage, expense, liability, claim, action or proceeding arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of a Trustee or a Holder to the Company expressly for use in, any Registration Statement, Prospectus or Issuer Free Writing Prospectus, including, without limitation, information provided to the Company by such Holder in a Notice and Questionnaire; provided further, however, that no Trustee or Holder shall be entitled to this indemnity to the extent, and only to the extent, such loss, damage, expense, liability, claim, action or proceeding arises out of a disposition, pursuant to a Shelf Registration Statement, of Registrable Securities by such Trustee or Holder, as the case may be, during a Suspension Period, provided such Trustee or Holder, as the case may be, received, prior to such disposition, a Suspension Notice with respect to such Suspension Period. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Non-Company Indemnified Party.

(b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective Affiliates (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability, claim or any actions or proceedings in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with any Holder Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Holder Information, which material fact was not contained in such Holder Information, and which material fact was either required to be stated in any Registration Statement or Prospectus, or any amendment or supplement thereto, or necessary to make such Holder Information not misleading; (B) a sale, by such Holder, pursuant to a Shelf Registration Statement, of Registrable Securities during a Suspension Period, provided that the Company shall have theretofore provided such Holder with a Suspension Notice with respect to such Suspension Period; or (C) a public sale of Registrable Securities by such Holder without delivery, if required by the Securities Act, of the most recent applicable Prospectus provided to such Holder by the Company pursuant hereto; and, subject to the limitation set forth in the immediately preceding clause, each Holder shall reimburse, as incurred, any Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any loss, damage, expense, liability, claim, action or proceeding in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to any Company Indemnified Party. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds (after deducting the underwriters’ discounts and commissions, if any) received by such Holder upon the sale, pursuant to the Registration Statement, of the Registrable Securities giving rise to such indemnification obligation.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either Section 7(a) or Section 7(b), such Non-Company Indemnified Party or Company Indemnified Party (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expense; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such Indemnified Party shall have reasonably concluded that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party, in any of which events such fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings (in additional to any local counsel) representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under Section 7(a) or Section 7(b), or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims, actions or proceedings (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Holders or the Trustees, on the other hand, from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Holders or the Trustees, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims, actions or proceedings, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders or the Trustees, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders or the Trustees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

(e) The Company, the Holders and the Trustees agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(d) above. Notwithstanding the provisions of this Section 7, no Holder shall be required to contribute any amount in excess of the dollar amount by which the net proceeds (after deducting the underwriters’ discounts and commissions, if any) from the sale of the Registrable Securities giving rise to such contribution obligation exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Registration Statement, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or the Trustees or any person controlling any Holder or Trustee, or the Company, or the Company’s officers or directors or any person controlling the Company and (iii) the sale of any Registrable Security by any Holder.

9. Other Covenants.

(a) The Company covenants that from and after the date hereof it will timely file any reports required to be filed or submitted by it under the Exchange Act. The Company further covenants that, if at any time before the end of the Effectiveness Period it is no longer subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act (or any similar rules and regulations hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has duly filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding 12 months, unless such a statement has been included in the Company’s most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b) During the Effectiveness Period, to the extent that the Company is eligible to use a Shelf Registration Statement, the Company shall use its reasonable best efforts to comply with all requirements set forth in the instructions to Form F-3 in order to allow the Company to be eligible to file registration statements on Form F-3. The Company shall use its reasonable best efforts to remain eligible, pursuant to Rule 430B(b), to omit from the prospectus that is filed as part of a Shelf Registration Statement the identities of selling securityholders and amounts of securities to be registered on their behalf.

(c) The Company covenants that it shall not undertake any recapitalization, stock split, combination of shares or other similar organic change to its securities that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Securities in any such registration.

(d) The Company covenants that it will maintain the effectiveness of its Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated by, Section 2, Section 3 and Section 6 of this Agreement.

10. Underwritten Registrations.

Notwithstanding anything herein to the contrary, in no event shall Registrable Securities be offered and sold pursuant hereto through a Shelf Registration Statement pursuant to an underwritten offering without the prior written agreement of the Company. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 6 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering.

11. Miscellaneous.

(a) No Conflicting Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to the Company’s securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder are not in conflict with the rights granted to the holders of the Company’s securities under any other agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of outstanding Registrable Securities; provided, however, that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 10(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Remedies. The parties agree that irreparable damage would occur in the event that the Company does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that the Holders shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to any Holder on the basis that (a) such Holder has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, no Holder shall be required to provide any bond or other security in connection with any such order or injunction. The remedies available to each Holder pursuant to this Section 10(c) shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit any Holder from, in the alternative, seeking to collect a remedy at law. Notwithstanding anything in this Agreement to the contrary, the Company shall not pursue or be entitled to a grant of specific performance under this Agreement.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing, and shall be deemed given when made by first-class mail, express delivery, facsimile, or email, to the parties as follows:

(i) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

(ii) if to the Company in provisional liquidation, to it at the following address:

LDK Solar CO., Ltd. in provisional liquidation

c/o Tammy Fu and Eleanor Fisher, as joint provisional liquidators

Zolfo Cooper (Cayman) Limited

38 Market Street, 2nd Floor, Canella Court

Camana Bay, Grand Cayman, Cayman Islands

Facsimile: +1 345 946-0082

With a copy to:

Unit 2301, 23/F, FWD Financial Centre

308 Des Voeux Road Central, Hong Kong

Attn: Company Secretary

Facsimile: +852 2291 6030

With a copy to:

Sidley Austin

Level 39, Two International Finance Centre

8 Finance Street, Central, Hong Kong

Attn: Timothy Li, Esq.

Facsimile: +852 2509 3110

(iii) if to the Company subsequent to its provisional liquidation, to it at the following address:

LDK Solar CO., Ltd.

Unit 2301, 23/F, FWD Financial Centre

308 Des Voeux Road Central, Hong Kong

Attn: Company Secretary

Facsimile: +852 2291 6030

With a copy to:

Sidley Austin

Level 39, Two International Finance Centre

8 Finance Street, Central, Hong Kong

Attn: Timothy Li, Esq.

Facsimile: +852 2509 3110

(iv) if to the 2016 Indenture Trustees, to it at the following address:

The Bank of New York Mellon

101 Barclay Street, New York, NY 10286

United States of America

Attn: Global Corporate Trust (Ref: LDK Solar)

Facsimile: +1-212-815-5915

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong

Attn: Corporate Trust (Ref: LDK Solar)

Facsimile: +852-2295-3283

(v) if to the 2018 Indenture Trustees, to it at the following address:

The Bank of New York Mellon

101 Barclay Street, New York, NY 10286

United States of America

Attn: Global Corporate Trust (Ref: LDK Solar)

Facsimile: +1-212-815-5915

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong

Attn: Corporate Trust (Ref: LDK Solar)

Facsimile: +852-2295-3283

(vi) if to the Provisional Liquidators, to them at the following address:

Tammy Fu and Eleanor Fisher, as joint provisional liquidators

Zolfo Cooper (Cayman) Limited

38 Market Street, 2nd Floor, Canella Court

Camana Bay, Grand Cayman, Cayman Islands

Facsimile: +1 345 946-0082

or to such other address as such party may have furnished to the other parties identified in this Section 10(d) in writing in accordance herewith.

(e) Majority of Registrable Securities. For purposes of determining what constitutes holders of a majority of Registrable Securities, as referred to in this Agreement, a majority shall mean holders of a majority of the Ordinary Shares underlying the Registrable Securities, treating, without duplication, (i) each holder of Notes under each Indenture that constitute Registrable Securities as the holder of the underlying Ordinary Shares represented by the underlying ADSs issuable upon conversion of such Notes as if such Notes were convertible solely into ADSs pursuant to the relevant Indenture, and (ii) treating each holder of ADSs (if any) that constitute Registrable Securities as the holder of the underlying Ordinary Shares represented by such ADSs.

(f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its “affiliates” (as such terms is defined in Rule 405) (other than the Trustees or subsequent Holders of Registrable Securities, if the Trustees or such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(g) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Trustees, on the other hand, and shall have the right to enforce such agreements directly to the extent it may deem such enforcement necessary or advisable to protect its rights hereunder. Each of the Trustees shall be entitled to the rights granted to it pursuant to this Agreement and shall be bound by the terms hereof.

(h) Successors and Assigns. Any person who purchases any Registrable Securities from any Holder shall be deemed, for purposes of this Agreement, to be an assignee of such Holder. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Holder of any Registrable Security.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(m) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, Section 5, Section 7 or Section 8 hereof, each of which shall remain in effect in accordance with its terms.

(o) Submission to Jurisdiction. Any proceeding, claim, counterclaim or dispute arising out of or relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or relating to this Agreement is brought by any third party against any Trustee. THE COMPANY, EACH TRUSTEE AND EACH HOLDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company, each Trustee and each Holder agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, [National Corporate Research, Ltd.] at [10 E. 40th Street, 10th Floor, New York, NY 10016], as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any Claim.

(p) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company agrees to indemnify the Trustees against any loss incurred by such Trustees as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which such Trustee is able to purchase United States dollars with the amount of the judgment currency actually received by such Trustee. If the United States dollars so purchased are greater than the sum originally due to such Trustee hereunder, such Trustee agrees to pay to the Company an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Trustee hereunder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Provisional Liquidators

By:
Signed by one of the Provisional Liquidators of LDK Solar CO., Ltd. in provisional liquidation for and on behalf of all of them

LDK Solar CO., Ltd. in provisional liquidation

By:
Signed by LDK Solar CO., Ltd. in provisional liquidation, acting by one of its Provisional Liquidators as agent and without personal liability

Accepted and agreed to as of the date first above written:

THE BANK OF NEW YORK MELLON, as 2016 Indenture Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as 2018 Indenture Trustee

By:
Name:
Title:

ANNEX A: FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder or beneficial owner of the following securities of LDK Solar CO., Ltd. (the “Company”) as existing on the date hereof:

☐	5.535% convertible senior notes due 2016 (the “2016 Notes”)

☐	5.535% convertible senior notes due 2018 (the “2018 Notes”)

☐	ordinary shares, US$0.10 par value per share, including ordinary shares represented by American depositary shares (the “Ordinary Shares”)

(together, the “Registrable Securities”) understands that the Company has filed, or intends to file, with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (the “Shelf Registration Statement”) for the registration and resale, under Rule 415 under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of [—], 2014 (the “Registration Rights Agreement”), between and among the Company, acting by its joint provisional liquidators (as its agents and without personal liability, the “JPLs”), the JPLs, The Bank of New York Mellon as trustee for the 2016 Notes, The Bank of New York Mellon as trustee for the 2018 Notes, and the [JPLs] on behalf of Scheme Creditors with respect to Ordinary Shares received by such Scheme Creditors in exchange for their claims under the Schemes. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities must be named as a selling securityholder in the related prospectus, deliver a prospectus to the purchasers of the Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire on or before the fifth business day prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time the Shelf Registration Statement becomes effective. Upon receipt of a completed Notice and Questionnaire from a beneficial owner after the fifth business day before the effectiveness of the Shelf Registration Statement, the Company will make additional filings with the Commission (subject to certain restrictions on how frequently the Company is required to make filings) to permit such holder to deliver such prospectus to purchasers of Registrable Securities, subject to the terms of the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities should consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (as specified therein) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and their respective Affiliates, from and against certain claims and losses arising in connection with statements or omissions concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Selling Securityholder information:

(a)	Full legal name of Selling Securityholder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which the Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

(d)	U.S. taxpayer identification or social security number of Selling Securityholder:

2.	Mailing address for notices to Selling Securityholder:

Telephone:

Fax:

E-mail address:

Contact person:

3.	Beneficial ownership of Registrable Securities:

State the type of Registrable Securities (2016 Notes, 2018 Notes, Ordinary Shares or American depositary shares representing Ordinary Shares) and the principal amount of Notes or number of Ordinary Shares that constitute Registrable Securities beneficially owned by you. Check any of the following that applies to you.

☐	I own 2016 Notes:

Principal amount:

CUSIP No(s):

☐	I own 2018 Notes:

Principal amount:

CUSIP No(s):

☐	I own Ordinary Shares or American depositary shares representing Ordinary Shares that were issued upon exchange of claims under the Schemes or upon conversion of the Notes:

Number:

Please indicate:                    ☐   Ordinary Shares                    ☐  American depositary shares

CUSIP No(s):

4.	Beneficial ownership of other securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed in Item 3 above.

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of the other securities listed in (a) beneficially owned:

5.	Relationships with the Company:

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

☐	Yes

☐	No.

(b)	If your response to (a) above is yes, please state the nature and duration of your relationship with the Company:

6.	Plan of distribution:

Except as set forth below, the undersigned (including its donees, pledges, transferees and other successors in interest) intends to distribute the Registrable Securities listed in Item 3 above pursuant to the Shelf Registration Statement only as follows (if at all):

Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) otherwise than on such exchanges or services or in the over-the-counter market or (4) through the writing of options. State any exceptions here:

Note:	In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

7.	Broker-dealers and their affiliates:

If the Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer and did not acquire the Registrable Securities in the ordinary course of business or, at the time of the acquisition, had any agreements or understandings, directly or indirectly, to distribute the Registrable Securities, we may have to identify the Selling Securityholder as an underwriter in the Shelf Registration Statement or related prospectus. Persons identified as underwriters in the Shelf Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act.

(a)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes

☐	No.

(b)	If your response to (a) above is “No,” are you an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐	Yes

☐	No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)	Did you acquire the Registrable Securities listed in Item 3 above in the ordinary course of business?

☐	Yes

☐	No.

(d)	At the time of your acquisition of the Registrable Securities listed in Item 3 above, did you have any agreements or understandings, directly or indirectly, with any person to distribute such Registrable Securities?

☐	Yes

☐	No.

(e)	If your response to (d) above is yes, please describe such agreements or understandings:

(f)	Did you receive the Registrable Securities listed in Item 3 above as compensation for investment banking services or as investment shares?

☐	Yes

☐	No.

(g)	If your response to (f) above is yes, please describe the circumstances:

Acknowledgements

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

The undersigned has reviewed the Shelf Registration Statement and will carefully review each draft supplement or post-effective amendment that is delivered to the undersigned.

The undersigned has full power and authority to make the acknowledgments and take the actions as may be requested by the Company or its counsel to effect the sale of the undersigned’s Registrable Securities hereby requested to be included in the Shelf Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent. Delivery of an executed signature page of this Notice and Questionnaire by facsimile transmission or electronic transmission (in PDF format) is effective as delivery of a manually executed counterpart hereof.

Dated:	Beneficial owner:

By:
Name:
Title:

Notice mailing address:

Facsimile:

Email: